EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 28, 2006 accompanying the consolidated financial statements and financial statement schedule included in the 2007 Annual Report of CorVel Corporation on Form 10-K for the fiscal year ended March 31, 2007, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP
Portland, Oregon
July 5, 2007